UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2015

NiSource Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 East 86th Avenue, Merrillville, Indiana 46410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On June 5, 2015, NiSource Inc. (the “Company”), in connection with the Company’s proposed spin-off of its subsidiary, Columbia Pipeline Group, Inc., sent a notice to its directors and executive officers informing them of a blackout period (the “Blackout Period”) that is being imposed on participants in the NiSource Retirement Savings Plan (the “Plan”) and notifying them of trading restrictions applicable to them during this Blackout Period. This notice was sent pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Regulation BTR, which generally prohibits directors and executive officers of an issuer from engaging in transactions involving the issuer’s equity securities acquired in connection with their service or employment as a director or executive officer during any pension plan blackout period.

Inquiries concerning the Notice or the Blackout Period, including the beginning and ending dates of the trading restrictions, may be directed without charge to:

NiSource Inc.

801 E. 86th Street

Merrillville, Indiana 46410

Attn: Samuel K. Lee, Assistant General Counsel and Assistant Secretary

Telephone Number: (219) 647-4176

A copy of the notice to directors and executive officers, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.04.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished herewith:

Exhibit Number	Exhibit Description

99.1	Form of Notice of Blackout Period to Directors and Executive Officers dated June 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NiSource Inc.
Date: June 5, 2015
	By:	/s/ Carrie J. Hightman
Carrie J. Hightman
Executive Vice President and Chief Legal Officer